Dryden Government Securities Trust
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


January 28, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Government Securities Trust
File No. 811-03264


Ladies and Gentlemen:

       Enclosed please find the semiannual Report on Form NSAR for the above named Fund for the semiannual period ended November 30, 2007.
The Form NSAR was filed using the
EDGAR system.


                                              Very
truly yours,


                             /s/ Jonathan D. Shain
                                 Jonathan D. Shain
                              Assistant Secretary


This report is signed on behalf of the
Registrant in the City of Newark and
State of New Jersey on
the 28th day of January 2008.


Dryden Government Securities Trust



Witness:  /s/ Louanna P. Lanier				By:  /s/ Jonathan D. Shain
          Louanna P. Lanier						Jonathan D. Shain
       							Assistant Secretary